UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2015

INLAND AMERICAN REAL ESTATE TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-51609	34-2019608
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2809 Butterfield Road

Oak Brook, Illinois 60523

(Address of Principal Executive Offices)

(630) 218-8000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01: Other Events.

This Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K (the “Original Filing”) of Inland American Real Estate Trust, Inc., (the “Company”) filed with the Securities and Exchange Commission on February 24, 2015 (File No. 15643954) to report, among other things, the Company’s new estimated per share value as of February 4, 2015 and the methodology used to estimate such per share value. The Company is filing this Amendment to correct the following sentence included in the Original Filing under Item 8.01, “Estimated Value per Share – Methodology,” which states “We reduced our outstanding debt balance by approximately $800 million compared to December 2013 as a result of disposition activity, including the Xenia spin-off, and the payoff and refinancing of maturing debt.” This sentence is revised as follows “We reduced our outstanding debt balance by approximately $3.1 billion compared to December 2013 as a result of disposition activity, including the Xenia spin-off, and the payoff and refinancing of maturing debt.” Except as described herein, this Amendment does not modify or update any other information contained in the Original Filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND AMERICAN REAL ESTATE TRUST, INC.

Date: February 25, 2015	By:	/s/ Jack Potts
	Name:	Jack Potts
	Title	Executive Vice President – Chief Financial Officer and Treasurer